Exhibit to Question 77C on Form N-SAR

On September 7, 2016, the Trust held a special meeting of shareholders of the LVIP BlackRock Emerging Markets Managed Volatility Fund, LVIP BlackRock U.S. Opportunities Managed Volatility Fund, and LVIP VIP Mid Cap Managed Volatility Fund to approve Plans of Reorganization providing for the reorganization of each of the funds into other funds of the Trust. Shareholders of record on May 4, 2016 were entitled to vote on the proposals. The proposals were approved by shareholders of the Funds, respectively, at the September 7, 2016 meeting. The following votes were recorded:

1.	To approve the Plan of Reorganization with respect to the reorganization of LVIP BlackRock Emerging Markets Managed Volatility Fund into LVIP SSGA International Managed Volatility Fund:

	Outstanding Shares	Total Voted	Percent For*	Percent Against*	Percent Abstain*
LVIP BlackRock Emerging Markets Managed Volatility Fund	31,875,181.771	94.195%	86.509%	2.513%	5.173%

2.	To approve the Plan of Reorganization with respect to the reorganization of LVIP VIP Mid Cap Managed Volatility Portfolio into LVIP Blended Mid Cap Managed Volatility Fund:

	Outstanding Shares	Total Voted	Percent For*	Percent Against*	Percent Abstain*
LVIP VIP Mid Cap Managed Volatility Portfolio	8,348,518.102	99.358%	88.811%	2.804%	7.743%

3.	To approve the Plan of Reorganization with respect to the reorganization of LVIP BlackRock U.S. Opportunities Managed Volatility Fund into LVIP Blended Mid Cap Managed Volatility Fund:

	Outstanding Shares	Total Voted	Percent For*	Percent Against*	Percent Abstain*
LVIP BlackRock U.S. Opportunities Managed Volatility Fund	4,692,402.158	99.993%	92.933%	2.270%	4.790%

*	Amounts shown are percentages of outstanding shares on the record date rather than percentages of shares voted.

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On November 15, 2016, the Trust held a special meeting of shareholders of the LVIP AQR Enhanced Global Strategies Fund to approve a Plan of Liquidation providing for the liquidation of the Fund. Shareholders of record on August 5, 2016 were entitled to vote on the proposal. The proposal was approved by shareholders of the Fund at the November 15, 2016 meeting. The following votes were recorded:

1.	To approve the Plan of Liquidation providing for the liquidation of the LVIP AQR Enhanced Global Strategies Fund:

	Outstanding Shares	Total Voted	Percent For*	Percent Against*	Percent Abstain*
LVIP AQR Enhanced Global Strategies Fund	1,295,542.390	100%	97.183%	0.00%	2.817%

On November 22, 2016, the Trust held a special meeting of shareholders of Standard Class shares of the LVIP VIP Mid Cap Managed Volatility Portfolio to approve a Plan of Liquidation providing for the liquidation of the Fund. Shareholders of record on September 26, 2016 were entitled to vote on the proposal. The proposal was approved by shareholders of the Fund at the November 22, 2016 meeting. The following votes were recorded:

1.	To approve the Plan of Liquidation providing for the liquidation of Standard Class shares of the LVIP VIP Mid Cap Managed Volatility Portfolio:

	Outstanding Shares	Total Voted	Percent For*	Percent Against*	Percent Abstain*
LVIP VIP Mid Cap Managed Volatility Portfolio – Standard Class	121,065.069	100%	57.015%	0.00%	42.985%

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